Exhibit 99.1

NEWS RELEASE

Alliance Imaging, Inc.

Kenneth S. Ord

Executive Vice President

Chief Financial Officer

(714) 688-7100

www.allianceimaging.com

ALLIANCE IMAGING

REPORTS RESULTS FOR THE

FIRST QUARTER ENDED MARCH 31, 2004

ANAHEIM, CA—May 5, 2004—Alliance Imaging, Inc. (NYSE:AIQ), a leading national provider of diagnostic imaging services, announced results for the first quarter ended March 31, 2004.

Revenue increased 2.8% to $105.6 million for the first quarter ended March 31, 2004 from revenue of $102.7 million for the same quarter in 2003, an increase of $2.9 million.

Alliance’s earnings before interest, taxes, depreciation, and amortization, adjusted for non-cash stock-based compensation expenses (in the first quarter of 2004 and 2003), employment agreement costs (in the first quarter of 2004), and severance and related costs (in the first quarter of 2003) (“Adjusted EBITDA”), decreased 3.7% to $40.4 million in the first quarter of 2004 from $41.9 million for the corresponding quarter of 2003, a decrease of $1.5 million.  For a more detailed discussion of Adjusted EBITDA and reconciliation to net income, see the table entitled “EBITDA and Adjusted EBITDA” included in the tables following this release.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer stated, “Alliance is pleased to report both revenue and Adjusted EBITDA above our first quarter guidance range.  The Company has made progress in its effort to stabilize Alliance’s core shared-service MRI business.  The positron emission tomography (“PET”) modality continues to grow at a very significant rate, with first quarter 2004 PET revenue increasing 49% over the first quarter of 2003.  Alliance’s free-standing imaging center initiative is also gaining momentum, with one MR imaging center opening in the first quarter of 2004 and two to three additional centers scheduled to open in the second quarter of 2004.  Alliance now operates a total of nine MR imaging centers as of the end of the first quarter.”

Alliance incurred the following costs that were excluded from the calculation of Adjusted EBITDA.  Non-cash stock-based compensation expenses totaled $0.1 million and $0.4 million in the first quarters of 2004 and 2003, respectively.  Employment agreement costs totaled $0.3 million in the first quarter of 2004 and severance and related costs totaled $0.2 million in the first quarter of 2003.

Earnings per share on a diluted basis (excluding non-cash stock-based compensation expenses and employment agreement costs) were $0.10 per share for the first quarter of 2004 compared to $0.15 per share (excluding non-cash stock-based compensation expenses and severance and related costs) for the first quarter of 2003.

Earnings per share on a diluted basis totaled $0.09 for the first quarter of 2004 compared to $0.14 per share for the first quarter of 2003.  For a more detailed discussion and computation of earnings per share, see the table entitled “Earnings Per Share” included in the tables following this release.

At March 31, 2004, the Company’s net debt to last twelve months Adjusted EBITDA was 3.3x.  Cash flow provided by operating activities was $35.9 million for the first quarter of 2004 compared to $30.7 million for the corresponding period of the preceding year.  Capital expenditures were $27.5 million in the first quarter of 2004 compared to $25.9 million in the same quarter of 2003.

Alliance Imaging, Inc. is a leading national provider of diagnostic imaging services.  Alliance provides imaging services primarily to hospitals and other healthcare providers on a shared and full-time service basis, in addition to operating a growing number of free-standing imaging centers.  The Company had 477 diagnostic imaging systems, including 363 MRI systems and

48 PET or PET/CT systems, and 1,348 clients in 44 states at March 31, 2004.

Investors and all others are invited to listen to a conference call discussing first quarter 2004 results.  The conference call is scheduled for May 6, 2004 at 1:00 p.m. Eastern Time.  The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.allianceimaging.com.  Click on Audio Presentations in the Investor Relations section of the website to access the link. The conference call can also be accessed at (888) 689-9529 (United States) or (706) 645-0319 (International).  Interested parties should call at least five minutes prior to the conference call to register.  A replay of the call can be accessed until June 7, 2004 by visiting the Company’s website or by calling (800) 642-1687 (United States) or (706) 645-9291 (International).  The conference call replay identification number is 7074757.

This press release contains forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  These statements involve risks and uncertainties that could cause actual results to differ materially from those projected.  For a complete list of risks and uncertainties, please refer to the Risk Factor section of the Company’s Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

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ALLIANCE IMAGING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in thousands, except per share amounts)

	Quarter Ended March 31,
	2003	2004

Revenues	$102,735	$105,646

Costs and expenses:
Operating expenses, excluding depreciation	49,278	53,272
Selling, general and administrative expenses	11,509	11,962
Employment agreement costs	—	305
Severance and related costs	210	—
Non-cash stock-based compensation	418	98
Depreciation expense	17,885	20,845
Amortization expense	676	876
Interest expense, net of interest income	11,092	10,608
Other (income) and expense, net	(94)	34
Total costs and expenses	90,974	98,000

Income before income taxes	11,761	7,646
Provision for income taxes	4,881	3,106
Net income	$6,880	$4,540

Earnings per common share:
Basic	$0.14	$0.09
Diluted (see table on following page)	$0.14	$0.09

Weighted average number of shares of common stock and common stock equivalents:
Basic	47,732	47,968
Diluted	48,570	48,311

ALLIANCE IMAGING, INC.

EBITDA AND ADJUSTED EBITDA

(in thousands)

EBITDA represents earnings before interest expense, net, other income, income taxes, depreciation and amortization expense.  Adjusted EBITDA represents EBITDA adjusted for severance and related costs, employment agreement costs, and non-cash stock-based compensation expenses.  EBITDA and Adjusted EBITDA are not presentations made in accordance with accounting principles generally accepted in the United States of America.  EBITDA and Adjusted EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of profitability or liquidity.  EBITDA and Adjusted EBITDA are included to provide additional information with respect to a measure that certain investment analysts use as a benchmark for measuring our operating performance, our ability to satisfy our debt service, capital expenditure and working capital requirements, and because certain covenants in our debt service instruments are based on similar measures.  While EBITDA and Adjusted EBITDA are used as measures of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.  The calculations of EBITDA and Adjusted EBITDA are shown below:

	Quarter Ended March 31,
	2003	2004

Net income	$6,880	$4,540
Depreciation expense	17,885	20,845
Amortization expense	676	876
Interest expense, net	11,092	10,608
Other income	(94)	34
Provision for income taxes	4,881	3,106
EBITDA	41,320	40,009
Severance and related costs	210	—
Employment agreement costs	—	305
Non-cash stock-based compensation expense	418	98
Adjusted EBITDA	$41,948	$40,412

Revenue	$102,735	$105,646

EBITDA margin	40.2%	37.9%
Adjusted EBITDA margin	40.8%	38.3%

ALLIANCE IMAGING, INC.

EARNINGS PER SHARE

(in thousands, except per share amounts)

Earnings per share represents net income divided by the weighted average number of shares of common stock and common stock equivalents outstanding during the quarter.  Earnings per share, excluding employment agreement costs, severance and related costs, and non-cash stock-based compensation expenses represent the add back of the above noted items, net of tax, divided by the weighted average number of shares of common stock and common stock equivalents outstanding during the quarter.  Earnings per share, excluding employment agreement costs, severance and related costs, and non-cash stock-based compensation expenses are not a presentation made in accordance with accounting principles generally accepted in the United States of America.  Earnings per share, excluding employment agreement costs, severance and related costs, and non-cash stock-based compensation expenses should not be considered in isolation or as a substitute for earnings per share, net income, and other income statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability.  Earnings per share, excluding employment agreement costs, severance and related costs, and non-cash stock-based compensation expenses is included to provide additional information with respect to a measure that certain investment analysts use as a benchmark for our operating performance and because certain covenants in our debt service instruments are based on similar measures.  While earnings per share, excluding employment agreement costs, severance and related costs, and non-cash stock-based compensation expenses is used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.  The calculations of earnings per share and earnings per share, excluding employment agreement costs, severance and related costs, and non-cash stock-based compensation expenses are shown below:

	First Quarter Ended March 31,
	2003	2004

Net income, as reported	$6,880	$4,540

Add employment agreement costs		305
Less income tax effect of employment agreement costs		(124)
Add severance and related costs	210	—
Less income tax effect of severance and related costs	(87)	—
Add non-cash stock-based compensation expenses	418	98
Less income tax effect of non-cash stock based compensation expenses	(173)	(40)
	368	239
Income before employment agreement costs, severance and related costs and non-cash stock-based compensation expenses	$7,248	$4,779

Earnings per share - diluted
As reported	$0.14	$0.09
Excluding employment agreement costs, severance and related costs, and non-cash stock-based compensation expenses	$0.15	$0.10

Weighted average number of shares of common stock and common stock equivalents - diluted	48,570	48,311

ALLIANCE IMAGING, INC.

SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(in thousands)

	December 31, 2003	March 31, 2004

Cash and cash equivalents	$20,931	$30,156
Accounts receivable, net	45,276	50,576
Total current assets	87,683	101,857
Equipment, net	352,631	359,219
Total assets	628,176	646,434
Total current liabilities	67,625	76,691
Long-term debt, including current maturities	581,247	579,980
Stockholders’ deficit	(70,798)	(66,104)

ALLIANCE IMAGING, INC.

SELECTED STATISTICAL INFORMATION

	First Quarter Ended March 31,
	2003	2004

MRI scan-based
Average number of scan-based systems	309.0	296.1
Scans per system per day	9.46	9.50
Total number of MRI scans	207,600	202,100
Price per scan	$365.7	$354.3

PET or PET/CT systems
Number of owned systems at quarter end	32	48
Total number of systems (including unconsolidated joint ventures) at quarter end	34	51

Revenue breakdown (in millions)
Total scan-based MRI revenue	$75.9	$71.6
PET revenue	11.9	17.7
Non-scan based MRI and other modalities	14.9	16.3
Total revenues	$102.7	$105.6